[HAWAII MUNICIPAL FUND LOGO] **PROXY CARD**

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

HAWAII MUNICIPAL FUND
A series of Lee Financial Mutual Fund, Inc.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 28, 2023

The undersigned hereby appoints Charlotte A. Meyer and Lee Ann Y. Matsuda (or, if only one shall act, that one), as Proxy of the undersigned, with full power of substitution, and hereby authorizes each of them to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 10:30 a.m. Hawaii Standard Time, on November 28, 2023 at the Japanese Cultural Center, 2454 S. Beretania St., Honolulu, Hawaii 96826 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Maryland and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Maryland and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Dated: , 2023

Signature(s)

The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian,

attorney or other fiduciary, please indicate full title as such.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on November 28, 2023. The proxy statement for this meeting is available at: www.proxyvote.com.

HAWAII MUNICIPAL FUND

PROXY CARD

This proxy is solicited on behalf of the Fund's Board of Directors, and the Proposal has been unanimously approved by the Board of Directors and recommended for approval by shareholders.

Please fill in boxes as shown using black or blue ink or number 2 pencil. [X]

PLEASE DO NOT USE FINE POINT PEN

1. To approve an Agreement and Plan of Reorganization providing for (a) the acquisition of all of the assets of the Hawaii Municipal Fund (the "Target Fund") by the Hawaii Municipal Bond Fund (the "Acquiring Fund") in exchange for the assumption by the Acquiring Fund of all of the liabilities of the Target Fund and Class A Shares of the Acquiring Fund; (b) the pro rata distribution of such shares to the shareholders of Investor Class Shares of the Target Fund; and (c) the liquidation and termination of the Target Fund.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In the discretion of the above named proxies, to transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Please check box at right if you will be attending the Special Meeting. ☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.